UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 10, 2016
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On June 10, 2016, the Company held its 2016 annual meeting of shareholders. The matters voted on and the results of the voting were as follows:

Proposal No. 1:  Our shareholders re-elected Dale W. Bossert, Travis H. Burris, John E. Crisp, Charles C. Forbes, Jr., Ted A. Izatt and William W. Sherrill as directors of the Company;

Director Nominee	For	Withheld	Broker Non-Votes
Dale W. Bossert	11,244,505	578,913	6,111,666
Travis H. Burris	11,091,402	732,016	6,111,666
John E. Crisp	11,463,757	359,661	6,111,666
Charles C. Forbes, Jr.	11,554,524	268,894	6,111,666
Ted A. Izatt	11,244,405	579,013	6,111,666
William W. Sherrill	11,244,507	578,911	6,111,666

Proposal No. 2:  Our shareholders approved a proposal to amend the Company’s Certificate of Formation to effect a reverse stock split of the issued and outstanding shares of common stock, par value $0.04 per share, at a ratio between 1-to-5 and 1-to-10 at the discretion of the Company’s board of directors and, in connection therewith, to effect a change in the par value of the Company’s common stock to $0.01 per share;

For	Against	Abstain
14,602,776	3,060,330	271,978

Proposal No. 3:  Our shareholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
17,112,955	583,399	238,730

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Forbes Energy Services Ltd.

Date: June 15, 2016            By: /s/ L. Melvin Cooper
             L. Melvin Cooper
             Senior Vice President and Chief Financial Officer